UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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SCHEDULE 14A

SCHEDULE 14A INFORMATION

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Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [X]

Filed by a party other than the Registrant [  ]

Check the appropriate box:

[  ] Preliminary Proxy Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rules
     14a-6(e)(2) and 14c-5(d)(2))

[X] Definitive Proxy/Information Statement

[  ] Definitive Additional Materials

[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

UQM Technologies, Inc.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

 [X] No fee required.

 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

 [ ] Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
      0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

UQM TECHNOLOGIES, INC.

7501 Miller Drive

Frederick, Colorado 80530

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 19, 2003

The annual meeting of shareholders of UQM Technologies, Inc. will be held on August 19, 2003, at 10:00 a.m., Denver Time at the National Renewable Energy Laboratory Visitor Center, 15013 Denver West Parkway, Golden, Colorado 80401-3393 for the following purposes:

                      1.    To elect a Board of five (5) directors to serve for the ensuing year and thereafter until their successors are duly elected and qualified.

                      2.    To consider and vote upon a proposal to ratify the appointment of KPMG LLP to act as independent auditors of the Company for the fiscal year ending March 31, 2004.

                      3.    To transact such other business as may properly come before the meeting.

The record date for the Annual Meeting of Shareholders has been fixed at June 20, 2003. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting.

                                                                                                                     By order of the Board of Directors

June 30, 2003

                                                                                                                     Donald A. French, Secretary

YOUR VOTE IS IMPORTANT. All shareholders, whether or not they expect to attend the Annual Meeting, are requested to complete, date, sign and mail the enclosed proxy, which is solicited by the Board of Directors. The enclosed envelope may be used for that purpose. If you attend the meeting, you may vote in person even though you have given a proxy.

PROXY STATEMENT

____________________________

UQM TECHNOLOGIES, INC.

7501 Miller Drive

Frederick, Colorado 80530

____________________________

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 19, 2003

____________________________

This proxy statement is being mailed on or about July 11, 2003, to the shareholders of UQM Technologies, Inc. ("UQM" or the "Company") in connection with the solicitation by the Board of Directors of the enclosed form of proxy for the Annual Meeting of Shareholders to be held on August 19, 2003. The last Annual Meeting of Shareholders was held on August 21, 2002.

If the enclosed proxy is properly signed and returned to the Company, the shares represented by the proxy will be voted at the meeting. If a shareholder indicates in his proxy a choice with respect to any matter to be voted upon, the shares will be voted in accordance with the shareholder’s choice. If no choice is indicated, the shares will be voted "for" each of the proposals. A shareholder giving a proxy may revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by executing a proxy bearing a later date or by attending the meeting and voting in person.

Persons making the solicitation

This proxy is solicited on behalf of the Board of Directors of the Company. The solicitation will be made predominately by mail. The expense of such solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and others for their expenses in forwarding solicitation material regarding the meeting to beneficial owners. Further solicitation of proxies may be made by telephone or oral communication with some shareholders of the Company following the original solicitation. All such further solicitation will be made by regular employees of the Company, who will not be additionally compensated therefore.

SHAREHOLDERS ENTITLED TO VOTE

Shareholders of record at the close of business on June 20, 2003, will be entitled to vote at the meeting. As of that date there were 18,847,980 shares of the Company’s $.01 par value common stock outstanding, each share being entitled to one vote. The Company has no other classes of voting securities. The Company’s articles of incorporation provide that one-third of the outstanding shares of the common stock entitled to vote, represented in person or by proxy, shall constitute a quorum at any shareholders’ meeting. The proposals to ratify the appointment of auditors shall be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. In the election of directors, that number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, are elected to the Board of Directors. Cumulative voting is not allowed in the election of directors or for any other purposes.

With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect on the vote. Abstentions may be specified on all proposals except the election of directors and will be counted as present for purposes of determining the existence of a quorum regarding the item on which the abstention is noted. Abstentions will have no effect on the vote to ratify the appointment of auditors. Under applicable Colorado law, a broker non-vote will have no effect on the outcome of the matters to be voted on at the meeting.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of "Householding" proxy statements and annual reports. This means that only one copy of the Corporation’s Proxy Statement or Annual Report to Shareholders may have been sent to multiple shareholders in each household. The Company will promptly deliver a separate copy of either document to any shareholder upon written or oral request to the Secretary of the Company, UQM Technologies, Inc., 7501 Miller Drive, Frederick, Colorado 80530, telephone: (303) 278-2002. Any shareholder who wants to receive separate copies of the Proxy Statement or Annual Report to shareholders in the future, or any shareholder who is receiving multiple copies and would like to receive only one per household, should contact the shareholder’s bank, broker, or other nominee record holder, or the shareholder may contact the Company at the above address and phone number.

Directions to the National Renewable Energy Laboratory Visitors Center

From the West:

Take I-70 East to Exit #263-Denver West Boulevard. Merge to LEFT LANE off exit ramp. Follow Denver West Boulevard to Denver West Parkway and turn LEFT. Parking is available on right-hand side 0.3 miles down Denver West Parkway. The NREL Visitors Center is located at 15013 Denver West Parkway.

From the East

Take I-70 West to Exit #263-Denver West Boulevard. Merge to LEFT LANE off exit ramp. Follow Denver West Boulevard to Denver West Parkway and turn LEFT. Parking is available on right-hand side 0.3 miles down Denver West Parkway. The NREL Visitors Center is located at 15013 Denver West Parkway.

From Denver International Airport

Take Pena Boulevard to I-70 West. Take I-70 West to Exit #263-Denver West Boulevard. Merge to LEFT LANE off exit ramp. Follow Denver West Boulevard to Denver West Parkway and turn LEFT. Parking is available on right-hand side 0.3 miles down Denver West Parkway. The NREL Visitors Center is located at 15013 Denver West Parkway.

ELECTION OF DIRECTORS

Pursuant to the bylaws of the Company, the Board of Directors shall consist of not fewer than three directors. The Board of Directors currently consists of five members. The Board of Directors has nominated five candidates to stand for election to the Board of Directors. Proxies may not be voted for more than five persons. The Board of Directors is not classified, and each director serves for a term of one year and thereafter until his successor is duly elected and qualified.

At the Annual Meeting, the shareholders will elect five members to the Board of Directors. In the absence of instructions to the contrary, the proxy holders will vote the shares represented by proxy in favor of the nominees listed below. The Company expects each of the nominees listed below to be able to serve as a director. If any nominee should become unavailable, however, it is intended that the proxy holders will vote for a substitute designated by management.

Name	Age	Position with the Company	Officer or Director Since	Business Experience

William G. Rankin	59	Chairman of the Board, President and Chief Executive Officer	1994	Chairman of the Board of Directors since February 2000; Chief Executive Officer since August 1999; President and Chief Operating Officer since January 1996; Executive Vice President – Operations from 1994 through 1995.

Ernest H. Drew	66	Director, Member of the Audit Committee and Compensation and Benefits Committee	1999	Consultant and Investor since 1998; Chief Executive Officer of Westinghouse Industries & Technology Group from 1997 to 1998. Member of the Board of Management of Hoechst AG from 1995 to 1997. Director of Ashland, Inc., Public Service Enterprise Group and Thomas & Betts Corporation.

Stephen J. Roy	53	Director, Member of the Audit Committee and Compensation and Benefits Committee	2000	Principal, STL Capital Partners, LLC since 2002. Managing Director- Investment Banking for A. G. Edwards & Sons, Inc. from 1989 through 2002.

Lieutenant General Jerome H. Granrud (Retired)	66	Director, Member of the Audit Committee	2002	Consultant, the Spectrum Group since 1996.

Donald W. Vanlandingham	63	Director	2003	Consultant, Cadwest LLC since 2003, Chairman of the Board of Directors of Ball Aerospace and Technologies Corporation, a wholly-owned subsidiary of Ball Corporation from 2002 to 2003; President and Chief Executive Office of Ball Aerospace and Technologies Corporation from 1996 to 2002.

No family relationship exists between any director, executive officer, significant employee or person nominated or chosen by the Company to become a director or executive officer.

There are no arrangements or understandings between any director and any other person pursuant to which any director was nominated as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOREGOING NOMINEES.

During the fiscal year ended March 31, 2003 the Board of Directors held meetings on fifteen occasions. Each incumbent director attended or participated in more than seventy-five percent of the meetings of the Board of Directors and Board Committees on which he served during the period he was a director. Participation at meetings was sometimes by telephone, which is authorized under Colorado law. The votes of each director are recorded in the minutes for each matter considered by the Board of Directors. None of the directors listed above has been involved during the last five years in any legal proceedings that are material to an evaluation of the ability or integrity of that person to act as a director of the Company.

The Board of Directors has an Audit Committee and a Compensation and Benefits Committee. The Company does not have a Nominating Committee. The Audit Committee, which reviews the annual audit performed by the Company’s independent auditors, consists of three directors and met four times during fiscal 2003. The Audit Committee’s Charter is attached to this proxy statement. The Compensation and Benefits Committee, which reviews the performance and compensation of the Company’s Chief Executive Officer and administers the 2003 Equity Incentive Plan, consists of two directors and met three times during fiscal 2003.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors has furnished the following report on its activities:

The committee reviewed and discussed the audited financial statements in the Annual Report with management. The committee also reviewed with management and the independent auditors the reasonableness of significant judgements and the clarity and quality of disclosures in the financial statements, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee discussed with the independent auditors’ their independence from management and the company including the matters in the written disclosures required by the Independence Standards Board and considered whether the independent auditors’ provision of non-audit services is compatible with the auditors’ independence.

Audit Fees; Audit Related Fees; Tax and Other Services

The aggregate fees for professional services rendered by KPMG LLP during the fiscal years ended March 31, 2003 and 2002 were as follows:

Audit Fees. Fees for the audit of UQM Technologies, Inc. annual financial statements included in the Company’s Form 10-K and for the review of the financial statements included in the Company’s Forms 10-Q for the fiscal year ended March 31, 2003 and 2002 were $93,093 and $75,737, respectively.

Audit Related Fees. Fees for audit related services were $8,200 and $97,550 for the fiscal year ended March 31, 2003 and 2002, respectively. Fees in 2003 represent services rendered in connection with registration statement filings. Fees in 2002 relate to services provided for financial due diligence on a potential acquisition and for the audit of a benefit plan.

No fees were paid to KPMG LLP for financial information systems design and implementation services, tax services or other services during the fiscal year ended March 31, 2003 and 2002.

The committee discussed with the company’s independent auditors the overall scope and plans for their audit and met with the auditors, with and without management present, to discuss the results of their examinations, their consideration and testing of the company’s internal controls as part of their audit, and the overall quality of the company’s financial reporting. The committee also reviewed the company’s disclosure controls. Four audit committee meetings were held during the fiscal year.

 In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended March 31, 2003 be filed with the Securities and Exchange Commission. The committee also reported to the Board that it has selected KPMG LLP as the company’s independent auditors for fiscal year 2004, and that this selection will be submitted to the shareholders for ratification.

The Audit Committee of the Board of Directors:

Ernest H. Drew

Stephen J. Roy

Jerome H. Granrud

MANAGEMENT

The executive officers of the Company are:
Name Age Position

William G. Rankin 59 Chairman of the Board of Directors, President and Chief Executive Officer

Donald A. French 47 Treasurer, Secretary and Chief Financial Officer

Richard L. Hugen 65 Vice President, Marketing and Sales

William G. Rankin, Chairman of the Board of Directors since February 2000 and Chief Executive Officer since August 1999, President and Chief Operating Officer since 1996, Executive Vice President-Operations from 1994 through 1995 and member of the Board of Directors since 1994, joined the Company in 1992. Mr. Rankin is also a Director of Taiwan UQM.

Donald A. French, Treasurer, Secretary and Chief Financial Officer joined the Company in 1987. Mr. French also served as Controller from 1987 through 1998. Mr. French is also a Director of Taiwan UQM.

Richard L. Hugen, Vice President Marketing and Sales joined the Company in April of 2000 as Director of Marketing and Sales and was appointed Vice President, Marketing and Sales in April 2001. From 1990 to 2000 Mr. Hugen was employed by Arnautical, Inc., an airline pilot training company, as Chief Instructor. From 1984 to 1990, Mr. Hugen served as National Sales Manager for XEL Corporation, a manufacturer of telecommunications equipment.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, the Company’s directors, its executive (and certain other) officers, and any persons holding more than 10 percent of the Company’s common stock are required to report their ownership of the Company’s common stock and any changes in that ownership to the Securities and Exchange Commission, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. The Company is required to report in this statement any failure to file timely reports during fiscal 2003. Based on its review of Form 3, Form 4 and Form 5 filings, the Company believes that all required reports were filed timely during fiscal 2003.

EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation earned by the Chief Executive Officer and any other executive officer whose total annual salary and bonus exceeded $100,000 for the three years ended March 31, 2003, 2002 and 2001:

Summary Compensation Table
Name of Individual and Position	Fiscal Year	Annual Compensation		Long-term Compensation Awards Number of Securities Underlying Options Granted	Other Compensation
		Salary	Bonus

William G. Rankin
Chairman, President	2003	$ 259,008	$ -0-	100,000	$ 18,090 (1)
and Chief Executive	2002	$ 253,896	$ -0-	100,000	$ 17,596 (1)
Officer	2001	$ 244,107	$ -0-	90,000	$ 17,274 (1)

Donald A. French
Treasurer, Secretary	2003	$ 174,663	$ -0-	70,000	$ 17,058 (1)
and Chief Financial	2002	$ 169,345	$ -0-	70,000	$ 18,882 (1)
Officer	2001	$ 162,215	$ -0-	60,000	$ 18,181 (1)

Richard L. Hugen	2003	$ 125,000	$ -0-	45,000	$ 2,612 (2)
Vice President	2002	$ 114,183	$ -0-	35,000	$ 326 (2)
Marketing and Sales	2001	$ 93,782	$ -0-	15,000	$ 0

(1)      Represents matching contributions to the Company’s 401(k) Savings Plan, Company paid car allowance, certain professional fees, and key man life insurance premiums.

(2)      Represents matching contributions to the Company's 401(k) Savings Plan.

The foregoing compensation tables do not include certain fringe benefits made available on a non-discriminatory basis to all Company employees such as group health insurance, dental insurance, long-term disability insurance, vacation and paid time off.

Option Grants During Fiscal 2003
Name of Individual and Position	Number of Securities Underlying Options Granted (1)	Percentage of Total Options Granted to Employee in Fiscal 2003	Exercise Price Per Share	Expiration Date	Potential Realizable Value of Assumed Annual Rates of Stock Price Appreciation for the Option Term
					5% (2)	10% (3)
William G. Rankin Chairman, President and Chief Executive Officer	100,000	24.1%	$ 2.75	2-14-13	$ 172,946	$ 438,279

Donald A. French Treasurer, Secretary and Chief Financial Officer	70,000	16.9%	$ 2.75	2-14-13	$ 121,062	$ 306,795

Richard L. Hugen Vice President Marketing and Sales	45,000	10.9%	$ 2.75	2-14-13	$ 77,826	$ 197,226

(1)      Represents options granted pursuant to the 2002 Equity Incentive Plan. The options granted vest as to one-third of the aggregate number of underlying shares on each of the next three annual anniversary dates following the date of grant. Additionally, the options are subject to forfeiture and have limitations as to marketability.

(2)      The market capitalization of the Company, as determined by multiplying the outstanding number of shares of common stock at fiscal 2003 year end by the potential realizable share value achieved by applying the price appreciation methodology utilized in this table, would be approximately $83 million versus a market capitalization of approximately $51 million at March 31, 2003. Accordingly, the potential realizable value at assumed annual rates of stock price appreciation over the ten-year term to all shareholders is approximately $32 million assuming no increase in the number of shares of common stock outstanding over the ten-year term.

(3)      The market capitalization of the Company, as determined by multiplying the outstanding number of shares of common stock at fiscal 2003 year end by the potential realizable share value achieved by applying the price appreciation methodology utilized in this table, would be approximately $132 million versus a market capitalization of approximately $51 million at March 31, 2003. Accordingly, the potential realizable value at assumed annual rates of stock price appreciation over the ten-year term to all shareholders is approximately $81 million assuming no increase in the number of shares of common stock outstanding over the ten-year term.

Aggregate Option Exercises During Fiscal Year 2003

and Option Values at the End of Fiscal Year 2003
Name of Individual and Position	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End		Unexercised in-the-money Options at Fiscal Year End
			Exercisable	Unexercisable	Exercisable	Unexercisable

William G. Rankin
Chairman, President
and Chief Executive
Officer	-0-	$ -0-	732,006	196,667	$ -0-	$ -0-

Donald A. French
Treasurer, Secretary
and Chief Financial
Officer	-0-	$ -0-	512,139	136,669	$ -0-	$ -0-

Richard L. Hugen
Vice President
Marketing and Sales	-0-	$ -0-	35,000	80,000	$ -0-	$ -0-

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the Company’s common stock that may be issued upon the exercise of options granted under the Company’s existing equity compensation plans as of March 31, 2003, including the 1992 Stock Option Plan, which was adopted and approved by the Company’s stockholders effective February 22, 1992, the 2002 Equity Incentive Plan, which was adopted and approved by the Company’s stockholders effective April 3, 2002, the Outside Director’s Stock Option Plan, which was adopted and approved by the Company’s stockholders effective October 11, 1993, and the Employee Stock Purchase Plan, which was adopted and approved by the Company’s stockholders effective March 13, 1990.

Plan Category	Number of Securities to be issued upon exercise of outstanding options and rights	Weighted-Average exercise price of outstanding options	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) )

Equity compensation plans approved by security holders	2,807,473	$ 5.40	1,269,547

Equity compensation plans not approved by security holders	-		-

Total	2,807,473	$ 5.40	1,269,547

COMPENSATION AND BENEFITS COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

The Compensation and Benefits Committee of the Board of Directors is responsible for establishing Company policy regarding all elements of executive compensation, including administering the 2002 Equity Incentive Plan and determining how many options will be granted to executive officers and other employees of the Company as a group. The Compensation and Benefits Committee currently consists of Messrs. Drew and Roy.

Policy

The Company’s compensation program for its Chief Executive Officer, and all employees generally, is based on beliefs and principles designed to align compensation with business strategy, company values, and management initiatives. The program:

--  Rewards the Chief Executive Officer for long-term strategic management and the enhancement of shareholder value by cash remuneration and by delivering appropriate ownership in the Company through the grant of options.

--  Integrates compensation programs with both the Company’s annual and long-term strategic planning processes.

--  Supports a performance-oriented environment that rewards performance with respect to Company goals.

--  Attracts and retains key executives critical to the long-term success of the Company.

The Company’s Compensation package for employees generally and executive officers, in particular, consists of both cash remuneration and equity based compensation. The Company maintains a variety of benefit programs which are designed to allow the Company to attract and retain talented individuals in a variety of disciplines.

All employees may participate in the following benefit plans upon the attainment of certain entrance requirements:

--  UQM Technologies Health Benefit Plan

--  401(K) Savings Plan of UQM Technologies, Inc.

--  UQM Technologies, Inc. Stock Purchase Plan

In addition, employees may be eligible for participation in the following benefit plans at the discretion of the Company’s Board of Directors:

--  UQM Technologies, Inc. 2002 Equity Incentive Plan

--  UQM Technologies, Inc. Employee Stock Bonus Plan

The Board of Directors believes that equity based compensation is critical to the Company’s ability to attract and retain qualified employees. The Company’s equity based compensation plans are designed to encourage and create ownership in the Company’s common stock, not only by executive officers, but by all employees generally. The Board believes that the equity based plans of the Company meet the objective of aligning key employees’ long-range interests with those of shareholders by providing key employees with the opportunity to build a meaningful stake in the Company. The principal Company plans used to facilitate this objective are the 2002 Equity Incentive Plan and the Employee Stock Purchase Plan. Under the 2002 Equity Incentive Plan, employees are granted the right to acquire shares of the Company’s common stock at a fixed price over a term not to exceed ten years. To further the Company’s goal of encouraging equity ownership, all options granted under the 2002 Equity Incentive Plan provide that option holders may not sell stock received through employee benefit programs if the sale of such stock exceeds 10% of the total trading volume of the stock on the date of sale by the option holder on any stock exchange and in the over-the-counter market. The 2002 Equity Incentive Plan also provides for incremental vesting of stock options and generally restricts trading by option holders to specified periods throughout the Company’s fiscal year.

Performance Evaluation of Chief Executive Officer

The Committee reviewed the performance of the Chief Executive Officer during the year and rated it as good. The Chief Executive Officer successfully completed a secondary offering of the Company’s common stock at market value in an extremely challenging market environment resulting in a significant improvement in the liquidity of the Company and aggressively managed the cost structure of the Company during a prolonged economic downturn. The Compensation and Benefits Committee reviewed survey data of compensation increases for Executive Officers in the Denver Metropolitan Area. Reported data for the survey period, which covered the prior calendar year, indicated that the average increase in pay for Executive Officers in the survey group was 3.4 percent. However, based on deteriorating economic conditions and the uncertain business climate the Committee recommended to the Board of Directors that the base salary of the Chief Executive Officer not be increased and that Mr. Rankin be granted stock options to acquire 100,000 shares of the Company’s common stock, representing the same number of options granted to Mr. Rankin in the previous year. Although the Committee did not survey the compensation of similarly sized publicly-traded technology companies, as it has in prior years, the Committee believes that the Base Salary of the Company’s Chief Executive Officer remains in the upper half of the compensation level of the executive officers of the peer group of companies previously studied.

Additional Information

The compensation of the Chief Financial Officer is set by the Compensation and Benefits Committee based on the recommendations of the Chief Executive Officer, who evaluates subjectively and objectively his performance against assigned responsibilities. As noted above, the Compensation and Benefits Committee reviewed survey data of compensation increases for Executive Officers in the Denver Metropolitan Area. Reported data for the survey period, which covered the prior calendar year, indicated that the average increase in pay for Executive Officers in the survey group was 3.4 percent. However, based on deteriorating economic conditions and the uncertain business climate the Committee recommended to the Board of Directors that the Base Salary of the Chief Financial Officer not be increased and that Mr. French be granted stock options to acquire 70,000 shares of the Company’s common stock, representing the same number of options granted to Mr. French in the previous year.

The Company has executed employment agreements with Mr. Rankin the Company’s Chairman, President and Chief Executive Officer and Mr. French the Company’s Treasurer, Secretary and Chief Financial Officer. The employment agreements provide for the payment of severance benefits to Messrs. Rankin and French if the executive is terminated "without cause", (as such term is defined in the employment agreements) (see also "Employment Agreements" below). The Compensation and Benefits Committee believes it advisable to provide compensation to executive managers upon termination of employment. The Compensation and Benefits Committee established the salaries in the employment agreements applying the criteria discussed above, and the employment agreements themselves were not a factor in determining salaries.

During fiscal 2003 the Compensation and Benefits Committee considered the grant of stock options on two occasions and recommended the grant of options to acquire 415,000 shares of common stock to employees of the Company, of which options to acquire 215,000 shares of common stock, or 51.9 percent, were granted to executive officers as a group. No options were granted to consultants during fiscal 2003. All options granted during fiscal 2003 to employees are exercisable at an amount equal to the fair market value of the Company’s common stock on the date of grant.

The Compensation and Benefits Committee of the Board of Directors:

Ernest H. Drew

Stephen J. Roy

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company’s Compensation and Benefits Committee currently consists of two outside directors Messrs. Drew and Roy. During the fiscal year ended March 31, 2003, neither Mr. Roy nor Mr. Drew was an officer or employee of the Company or its subsidiaries; a former officer or employee of the Company or its subsidiaries; or had any relationship with the Company or its subsidiaries requiring disclosure.

EMPLOYMENT AGREEMENTS

The Company has entered into Employment Agreements with Messrs. Rankin and French pursuant to which each has agreed to serve in his present capacity for a term expiring December 31, 2007. The Employment Agreements provide that Messrs. Rankin and French will receive an annual base salary of $259,000 and $173,000, respectively. Messrs. Rankin and French also receive the use of an automobile and may receive bonuses and stock options. Messrs. Rankin and French were granted options to acquire 100,000, and 70,000 shares of common stock, respectively, during fiscal 2003.

Messrs. Rankin and French’s Employment Agreements provide that if employment is terminated by the Company without cause during or after the term of the agreement (after three months’ notice) or upon retirement after age 62 1/2, the officer shall receive 24 months salary. If the officer terminates employment, he shall receive three months salary, unless the Company is in default, which shall be considered termination by the Company without cause. On termination by the Company following a change of control of the Company, the officer shall have the option of receiving all amounts remaining due in the agreement or twice the payment due on a termination by the Company in the absence of a change of control. If an officer dies during employment, his estate shall receive three months compensation. If the officer elects to retire at 62 1/2 years of age, the officer shall be entitled to continue to participate in the Company’s group health insurance plan (at the officers cost) until attaining age 65.

The employment agreements further provide that the Company shall maintain at its expense, life insurance coverage on Messrs. Rankin and French payable to their designees in an amount equal to three times the annual compensation payable to each executive.

Pursuant to the Employment Agreements’ Messrs. Rankin and French have agreed to at no time disclose to others any confidential information relating to the business affairs of the Company for any purpose other than the conduct of the Company’s business and each has agreed to assign to the Company all right, title and interest in any inventions and patents developed in whole or in part by them, individually or with others, at any time during the term of the Employment Agreements, or six months thereafter, which relate to the business of the Company.

The Employment Agreements further provide that Messrs. Rankin and French, for a period of one year after the term of their respective Employment Agreements will not become affiliated with any person, firm or corporation whose business is similar to or in competition with the Company. Messrs. Rankin and French have agreed that for a period of one year after termination of their Employment Agreement, to not induce or attempt to induce any employee of the Company to leave the employ of the Company; nor will they induce or attempt to induce any customer, supplier or licensee to cease doing business with the Company.

BOARD OF DIRECTORS COMPENSATION

In fiscal 1994, the Board of Directors of the Company established the UQM Technologies, Inc. Stock Option Plan for Non-Employee Directors which is designed to encourage directors to participate in the ownership of the Company and therefore to more closely align their interests with those of the Company’s shareholders. The plan was approved by the Company’s shareholders in February 1994. This plan was amended in 1999 and 2002. Pursuant to these amendments, Directors of the Company who are not officers may elect to receive an annual retainer of $15,000 in cash or the grant of options to acquire that number of shares of the Company’s common stock that is equivalent to $15,000 as determined by utilizing the Black-Scholes option pricing model on the date of grant. Directors electing option grants in lieu of cash compensation may elect option exercise periods ranging from three years to ten years, and must elect to receive options at least six months prior to the anticipated grant date in accordance with the terms of the UQM Technologies, Inc. Stock Option Plan for Non-Employee Directors. Options granted under the plan vest immediately. Directors are also reimbursed for ordinary and necessary expenses of attending meetings. In addition, directors upon their initial election to the Board of Directors, are awarded 2,000 shares of the Company’s common stock at a purchase price of $0.01 per share. Directors who are full-time officers of the Company are not entitled to additional compensation for their service as directors.

The following table sets forth information concerning remuneration to directors of the Company during fiscal 2003:
Name of Director	Number of Securities Underlying Options Granted	Price Per Share	Expiration Date	Shares of Common Stock Awarded	Cash Compensation

Ernest H. Drew	16,484	$2.55	August 21, 2005	-	-

Stephen J. Roy	-	-	-	-	$ 15,000

William G. Rankin (1)	-	-	-	-	-

Jerome H. Granrud	-	-	-	2,000	$ 13,570

Donald W. Vanlandingham (2)	-	-	-	-	-

_____________

(1)    Officers of the Company serve on the Board without additional compensation.

(2)    Mr. Vanlandingham joined the Board of Directors in May 2003.

PERFORMANCE GRAPH

The following graph represents the yearly percentage change in the cumulative total return on the common stock of UQM Technologies, Inc., the group of companies comprising the S&P Electrical Equipment Index, and those companies comprising the S&P 500 Index for the five year period from 1998 through 2003:

SECURITY OWNERSHIP OF CERTAIN OWNERS AND MANAGEMENT

The following table shows the ownership of the Company’s $0.01 par value common stock by (i) beneficial owners of 5 percent or more of the Company’s common stock, (ii) each director and nominee director, (iii) the Chief Executive Officer and each other executive officer whose annual salary and bonus exceeds $100,000 and (iv) all directors and executive officers as a group, as of June 30, 2003.

Unless otherwise noted, each shareholder exercises sole voting and investment power with respect to the shares beneficially owned:
Name of Shareholder	Number of Common Shares Beneficially Owned	Percent of Class (1)

William G. Rankin	786,006	4.01
Donald A. French	550,702	2.85
Richard L. Hugen	49,394.26
Ernest H. Drew	280,468	1.49
Stephen J. Roy	9,977	-
Jerome H. Granrud	2,000	-
Donald W. Vanlandingham	2,000	-
Director and Executive Officers as a Group (7 persons)	1,680,547	8.33

(1)    Calculated separately for each holder on the basis of the actual number of outstanding shares as of June 30, 2003. Assumes that shares issuable upon exercise of options and warrants held by such person (but not by anyone else) and exercisable within 60 days have been issued as of such date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain transactions between the Company and members of the Compensation and Benefit Committee of the Company’s Board of Directors are described above under "Compensation Committee Interlocks and Insider Participation".

SELECTION OF AUDITORS

At the meeting, the shareholders will be called upon to ratify the appointment of independent auditors to serve for fiscal 2004.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMEND THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP, DENVER, COLORADO who have been the independent auditors of the Company since 1985. A representative of that firm, who will be present at the meeting, will have the opportunity to make a statement should he desire to do so and can be expected to respond to appropriate questions. In the event the shareholders do not ratify the appointment of KPMG LLP as independent auditors, the audit committee of the Board of Directors may reconsider its choice of independent auditors.

To be adopted, the proposal must be approved by the affirmative vote of a greater number of votes cast for the proposal than are cast against the proposal. If a ballot is called for, proxies in the accompanying form appointing the persons whose names are printed therein to act will (unless the proxy form has been marked against or authority to vote is withheld) be voted in favor of the proposal.

PROPOSALS BY SHAREHOLDERS

In accordance with rules of the Securities and Exchange Commission, shareholders of the Company may present proposals to the Company for inclusion in the Company’s proxy statement prepared in connection with its next regular Annual Meeting of Shareholders.

Proposals to be included in the proxy statement prepared in connection with the next Annual Meeting of Shareholders to be held in August 2004 must be received by the Company no later than April 19, 2004 in order to be considered for inclusion.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors is not aware of any other matters to be presented for action at the meeting, nor has it been advised that others will present any other matters. If any other matters do properly come before the meeting, the proxy holders intend to vote the proxies held by them in accordance with their best judgment on such matters.

ANNUAL REPORT

Upon the receipt of a written request from any shareholder, the Company will mail, at no charge to the shareholder, a copy of the Company’s fiscal 2003 Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Exchange Act. Written requests for such Report should be directed to:

Secretary
UQM Technologies, Inc.
7501 Miller Drive
Frederick, Colorado 80530
Phone (303) 278-2002

The Company’s Annual Report on Form 10-K is also available on the Company’s web site at www.uqm.com or at the web site that the Securities and Exchange Commission maintains at www.sec.gov.

APPROVAL OF DIRECTORS

The Board of Directors of the Company has approved the contents of this proxy statement and its mailing to the shareholders.

                                                                                                                             Donald A. French, Secretary

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

UQM Technologies, Inc., 7501 Miller Drive, Frederick, Colorado 80530

The undersigned hereby appoints William G. Rankin and Donald A. French as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of common stock of UQM Technologies, Inc. held of record by the undersigned on June 20, 2003 at the Annual Meeting of Shareholders to be held on August 19, 2003 or any adjournment thereof.

_________________________________________________________________________________________________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW:

1.     TO ELECT FOUR DIRECTORS TO THE COMPANY'S BOARD OF DIRECTORS TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED.

William G. Rankin Ernest H. Drew Stephen J. Roy Jerome H. Granrud Donald W. Vanlandingham

ELECTION OF DIRECTORS [__] FOR all nominees listed above [__] WITHHOLD AUTHORITY

(except as marked to the contrary above) to vote for all nominees listed above

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name above.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

[__] FOR [__] AGAINST [__] ABSTAIN

 3.    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. The Board of Directors is not aware of any other matters to be presented at the meeting for approval by the shareholders.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NAMED NOMINEES AND FOR PROPOSAL 2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated __________________, 2003	_____________________________________ Signature
Please mark, sign, date and return the proxy card promptly using the enclosed envelope.	_______________________________ Signature, if held jointly

UQM TECHNOLOGIES, INC. AUDIT COMMITTEE CHARTER

I.  PURPOSE.

The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company’s systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose.

The Board and the Committee are in place to represent the Company’s shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

The Committee shall review the adequacy of this Charter on an annual basis.

II.  MEMBERSHIP.

The Committee shall be comprised of not less than three members of the Board, and the Committee’s composition will meet the requirements of the Audit Committee Policy of the National Association of Securities Dealers (the "NASD").

Accordingly, all of the members will be directors:

1.  Who have no relationship to the Company that, in the opinion of the Board, may interfere with the exercise of      their independence from management and the Company; and

2.  Who are financially literate or who become financially literate within a reasonable period of time after      appointment to the Committee.

In addition, at least one member of the Committee will have accounting or related financial management expertise.

The members of the Committee shall be elected by the Board at the annual meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless the Board elects a chair, the members of the Committee may designate a chair by majority vote of the full Committee membership.

III. RESPONSIBILITIES AND DUTIES.

The Committee’s job is one of oversight and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the outside auditor is responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management including the internal audit staff, as well as the outside auditor, have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditor’s work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances. The responsibilities and duties of a member of the Committee are in addition to those duties set out for a member of the Board.

1.  The Committee shall provide an open avenue of communication between the outside auditor, financial and senior management, the internal auditing department and the Board.

2.  The Committee shall meet at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

3.  The Committee shall meet at least annually with the director of internal auditing, the outside auditor, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

4.  The Committee shall review with management and the outside auditor the audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditor the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

5.  As a whole, or through the Committee chair, the Committee shall review with the outside auditor the Company’s interim financial results to be included in the Company’s quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company’s filing of the Form 10-Q.

6.  The Committee shall discuss with management and the outside auditor the quality and adequacy of the Company’s internal controls.

7.  The Committee shall:

a.  request from the outside auditor annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

b.  discuss with the outside auditor any such disclosed relationships and their impact on the outside auditor’s  independence; and

c.  recommend that the Board take appropriate action in response to the outside auditor’s report to satisfy itself of the auditor’s independence.

8.  The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

9.  The Committee shall:

a.  report Committee actions to the Board with such recommendations as the Committee may deem appropriate; and

b.  prepare a letter for inclusion in the annual report that describes the Committee’s composition and responsibilities, and how they were discharged.

10.  The Committee shall establish procedures for:

a.  the receipt, retention, and treatment of complaints received by the issuer regarding accounting, internal controls, or auditing matters; and

b.  the confidential, anonymous submission by employees of information regarding questionable accounting or auditing matters.

11.  The Committee shall perform such other functions consistent with this Charter, the Company’s bylaws and   governing law as the Board deems necessary or appropriate.